CONFIRMATION

TO: **MIDCAP FUNDING III, LLC, AS ADMINISTRATIVE AGENT (THE "AGENT")**

DATE: **FEBRUARY 27, 2013**

WHEREAS Stellar Pharmaceuticals Inc., Tribute Pharma Canada Inc. and Tribute Pharmaceuticals Canada Ltd. (collectively, the "**Original Borrowers**"), as borrowers, and the Agent, are parties to a Loan and Security Agreement dated as of May 11, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "**Loan and Security Agreement**").

AND WHEREAS as security for the payment and performance in full of all of the Obligations of the Original Borrowers to the Agent, the Original Borrowers granted to and in favour of the Agent security agreements, including, but not limited to, the security agreements set out in Schedule "A" to this Confirmation (all as amended, restated, supplemented or otherwise modified from time to time, each a "**Security Document**" and collectively the "**Security Documents**").

AND WHEREAS on October 1, 2012, the Original Borrowers amalgamated with each other to form Stellar Pharmaceuticals Inc. ("**Amalco No. 1**"), a corporation governed by the laws of Ontario ("**Amalgamation No. 1**").

AND WHEREAS on January 1, 2013, Amalco No. 1 amalgamated with Tribute Pharmaceuticals Canada Inc., an Ontario corporation, to form Tribute Pharmaceuticals Canada Inc. ("**Tribute Amalco**"), a corporation governed by the laws of Ontario (together with Amalgamation No. 1, the "**Amalgamations**").

AND WHEREAS Tribute Amalco, being the sole borrower under the Loan and Security Agreement, wishes to agree, ratify and confirm to and in favour of the Agent that the Loan and Security Agreement and the Security Documents (collectively, the "**Documents**") continue in full force and effect notwithstanding the Amalgamations.

NOW THEREFORE in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Tribute Amalco, Tribute Amalco hereby agrees, ratifies and confirms to and in favour of the Agent as follows:

1. Tribute Amalco hereby agrees, ratifies and confirms that, notwithstanding the Amalgamations, (i) it is bound by every provision of, and obligation under, the Documents, (ii) it will perform every provision of, and obligation under, the Documents, (iii) each Security Document secures and will continue to secure the indebtedness, liabilities and obligations expressed to be secured by each Security

Document, (iv) each Document remains in full force and effect and has not been terminated, discharged or released and (v) each Document (including the security created in each Security Document) constitutes and will continue to constitute a legal, valid, binding and enforceable obligation of it, enforceable against it, in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors' rights and to the fact that specific performance is an equitable remedy available only in the discretion of the court.

2. Tribute Amalco will, from time to time at the request of the Agent, make and do all such acts and things and execute and deliver all such instruments, agreements and documents as the Agent may reasonably request in order to (i) create, preserve, perfect, validate or otherwise protect the Agent's rights under each Document and the transactions contemplated thereby and (ii) exercise and enforce the Agent's rights and remedies thereunder and generally carry out the provisions and purposes of the Documents.

3. This Confirmation shall enure to the benefit of and be enforceable by the Agent and its successors and assigns and shall be binding upon Tribute Amalco and its successors and permitted assigns.

4. Except with respect to creation, perfection, priority and enforcement of the lien and security interest created under any Security Document, all of which shall be construed, interpreted, enforced and governed by the laws of the Province of Ontario and the laws of Canada applicable in such Province (unless such Security Document expressly states that the laws of another jurisdiction shall control with respect to such matters, in which case such other jurisdiction shall be the governing law), the validity and interpretation of this Confirmation shall be governed by and in accordance with the internal laws of the State of New York.

5. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan and Security Agreement.

6. This Confirmation may be executed by original, fax, pdf or electronic signature and may be so executed in two or more counterparts and each such counterpart when taken together shall constitute one and the same.

(signature page follows)

(signature page to Confirmation)

TRIBUTE PHARMACEUTICALS CANADA INC.

Per: ______________________

Name: Scott Langille

Title: CFO

I have authority to bind the Corporation

Schedule "A"

Security Documents

1. Loan and Security Agreement dated as of May 11, 2012 between Stellar Pharmaceuticals Inc., Tribute Pharma Canada Inc., Tribute Pharmaceuticals Canada Ltd., MidCap Funding III, LLC, as agent, and MidCap Funding III, LLC, as lender

2. General Security Agreement dated as of May 11, 2012 by Stellar Pharmaceuticals Inc. to MidCap Funding III, LLC, as agent

3. General Security Agreement dated as of May 11, 2012 by Tribute Pharma Canada Inc. to MidCap Funding III, LLC, as agent

4. General Security Agreement dated as of May 11, 2012 by Tribute Pharmaceuticals Canada Ltd. to MidCap Funding III, LLC, as agent

5. Intellectual Property Security Agreement dated as of May 11, 2012 between Stellar Pharmaceuticals Inc., Tribute Pharma Canada Inc., Tribute Pharmaceuticals Canada Ltd. and MidCap Funding III, LLC, as agent

6. Mortgage dated June 8, 2012 by Stellar Pharmaceuticals Inc. to MidCap Funding III, LLC, as agent, in the principal amount of USD $6,000,000 over the property known as 1020 King Street, London, Ontario